                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We hereby consent to the reference to our firm under the caption "EXPERTS" in the Prospectus forming a part of this Registration Statement on Amendment No. 1 to Form S-4 of SFX Entertainment, Inc., a Delaware corporation, and to the incorporation of our report, dated June 13, 1997 on the financial statements of QBQ Entertainment, Inc., a New York corporation, as of December 31, 1996 and for the years ended December 31, 1995 and 1996.


                                                  /s/ David Berdon & Co. LLP
                                                  DAVID BERDON & CO. LLP
                                                  CERTIFIED PUBLIC ACCOUNTANTS


                                                  New York, New York
                                                  February 3, 1999